                                DISTRIBUTION AND

                           SERVICE PLAN AND AGREEMENT

                                      WITH

                     OPPENHEIMERFUNDS DISTRIBUTOR, INC. AND

                       OPPENHEIMER VARIABLE ACCOUNT FUNDS

                              FOR SERVICE SHARES OF

                            OPPENHEIMER VALUE FUND/VA

DISTRIBUTION  AND SERVICE  PLAN AND  AGREEMENT  (the "Plan")
dated  the  22nd  day  of  October   2002,  by  and  between
OPPENHEIMER  VARIABLE  ACCOUNT  FUNDS (the  "Trust") for the
account of its  OPPENHEIMER  VALUE  FUND/VA (the "Fund") and
OPPENHEIMERFUNDS DISTRIBUTOR, INC. (the "Distributor").

1.    The   Plan.   This   Plan   is  the   Fund's   written
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distribution   and  service  plan  for  its  Service  Shares
described  in the Fund's  registration  statement  as of the date this Plan takes effect,  contemplated  by and to comply with  Rule  2830  of  the  Conduct  Rules  of  the  National
Association of Securities  Dealers,  Inc., pursuant to which the Fund will  compensate the  Distributor  for its services in  connection  with the  distribution  of  Shares,  and the personal  service and  maintenance of  shareholder  accounts
("Accounts")  that hold Service Shares (the "Shares") of the
Fund.  The Fund may be deemed  to be  acting as  distributor of  securities  of which it is the issuer,  pursuant to Rule
12b-1  under the  Investment  Company Act of 1940 (the "1940
Act"),   according   to  the   terms  of  this   Plan.   The
Distributor  is authorized  under the Plan to pay "Insurance
Company  Recipients," as hereinafter  defined, for rendering services  and  for  the  maintenance  of  Accounts  and  for
distributing   Service   Shares.   Such  Insurance   Company
Recipients   are   intended  to  have   certain   rights  as
third-party beneficiaries under this Plan.

2.    Definitions.  As  used  in this  Plan,  the  following
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terms shall have the following meanings:

      (a)   "Insurance  Company  Recipient"  shall  mean any
      insurance   company  or  affiliate  thereof  or  other
      person or entity  which:  (i) has rendered  assistance
      (whether  direct,  administrative,  or  both)  in  the
      distribution  of Shares  and/or has rendered  services
      in   connection   with  the   personal   service   and
      maintenance  of  Accounts;   (ii)  shall  furnish  the
      Distributor   (on   behalf  of  the  Fund)  with  such
      information  as  the  Distributor   shall   reasonably
      request  to  answer  such   questions   as  may  arise
      concerning  such  service  and/or  the sale of Shares;
      and  (iii) has been  selected  by the  Distributor  to
      receive payments under the Plan.  Notwithstanding  the
      foregoing,   a  majority  of  the  Trust's   Board  of
      Trustees  (the   "Board")  who  are  not   "interested
      persons"  (as defined in the 1940 Act) and who have no
      direct  or   indirect   financial   interest   in  the
      operation of this Plan or in any  agreements  relating
      to this Plan (the  "Independent  Trustees") may remove
      any  institution  as a  Insurance  Company  Recipient,
      whereupon  such  entity's   rights  as  a  third-party
      beneficiary hereof shall terminate.

      (b)   "Qualified  Holdings"  shall  mean,  as  to  any
      Insurance   Company   Recipient,   all  Shares   owned
      beneficially  or of  record  by:  (i)  such  Insurance
      Company   Recipient,   (ii)  such   clients   of  such
      Insurance  Company  Recipient  and/or  accounts  as to
      which  such  Insurance  Company   Recipient   provides
      administrative  services  and/or  is  a  fiduciary  or
      custodian    or     co-fiduciary    or    co-custodian
      (collectively,  the  "Customers"),  or (iii)  separate
      accounts   created  or  sponsored  by  such  Insurance
      Company  Recipient or its  affiliate,  but in no event
      shall any such  Shares  be  deemed  owned by more than
      one Insurance  Company  Recipient for purposes of this
      Plan. In the event that two entities  would  otherwise
      qualify  as  Insurance  Company  Recipients  as to the
      same Shares,  the  Distributor  shall  determine which
      Insurance   Company  Recipient  shall  be  deemed  the
      Insurance  Company  Recipient  as to such  Shares  for
      purposes of this Plan.

3.    Payments.
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      (a)  Under the Plan,  the Fund will make  payments  to
      the  Distributor,  within  forty-five (45) days of the
      end of each calendar  quarter,  in the amount of (.25%
      on  an  annual  basis)  of  the  average   during  the
      calendar  quarter of the  aggregate net asset value of
      the Shares,  computed as of the close of each business
      day (the "Service Fee"),  provided,  however, that the
      Distributor may, in its sole  discretion,  reduce that
      payment level from time to time. The Distributor  will
      use such fee  received  from the Fund in its  entirety
      for payments to Insurance  Company  Recipients and for
      its other  expenditures and costs of the type approved
      by the Board incurred in connection  with the personal
      service and  maintenance  of Accounts  including,  but
      not  limited  to,  the   services   described  in  the
      following two  paragraphs.  The  Distributor  may make
      Plan payments to any  "affiliated  person" (as defined
      in  the  1940   Act)  of  the   Distributor   if  such
      affiliated  person  qualifies  as a Insurance  Company
      Recipient.

            The  services to be rendered by the  Distributor
      and Insurance  Company  Recipients in connection  with
      the personal  service and the  maintenance of Accounts
      may  include,   but  shall  not  be  limited  to,  the
      following:   answering   routine  inquiries  from  the
      Insurance  Company  Recipient's  Customers  concerning
      the Fund,  providing such  Customers with  information
      on  their  investment  in  Shares,  assisting  in  the
      establishment   and   maintenance   of   accounts   or
      sub-accounts   in  the   Fund,   making   the   Fund's
      investment   plans  and   dividend   payment   options
      available,  and providing such other  information  and
      Customer  liaison  services  and  the  maintenance  of
      Accounts   as  the   Distributor   or  the   Fund  may
      reasonably   request.  It  may  be  presumed  that  an
      Insurance  Company  Recipient  has  provided  services
      qualifying for  compensation  under the Plan if it has
      Qualified   Holdings   of  Shares  to  entitle  it  to
      payments  under the Plan.  In the  event  that  either
      the  Distributor  or the Board  should  have reason to
      believe that,  notwithstanding  the level of Qualified
      Holdings,  an Insurance  Company  Recipient may not be
      rendering appropriate services,  then the Distributor,
      at  the  request  of  the  Board,  shall  require  the
      Insurance  Company  Recipient  to  provide  a  written
      report  or  other  information  to  verify  that  said
      Insurance Company  Recipient is providing  appropriate
      services in this regard.  If the Distributor  still is
      not  satisfied,  it  may  take  appropriate  steps  to
      terminate the Insurance Company  Recipient's status as
      such under the Plan,  whereupon  such entity's  rights
      as   a   third-party   beneficiary   hereunder   shall
      terminate.

      The  distribution  assistance  services to be rendered
      by the  Distributor in connection  with the Shares may
      include,  but shall not be limited to, the  following:
      (i)  paying  sales   commissions   to  any   insurance
      company,  broker,  dealer,  bank or  other  person  or
      entity that directly or indirectly sells Shares;  (ii)
      paying  compensation  to and  expenses of personnel of
      the Distributor who support  distribution of Shares by
      Insurance   Company   Recipients;    (iii)   obtaining
      financing or  providing  such  financing  from its own
      resources, or from an affiliate,  for the interest and
      other   borrowing    costs   of   the    Distributor's
      unreimbursed    expenses    incurred   in    rendering
      distribution  assistance  and  administrative  support
      services  to the Fund;  and (iv) paying  other  direct
      distribution  costs,  including without limitation the
      costs   of   sales    literature,    advertising   and
      prospectuses (other than those prospectuses  furnished
      to current  direct and indirect  holders of the Fund's
      shares ("Shareholders").

      (b)   The  Distributor  shall  make  payments  to  any
      Insurance   Company   Recipient   quarterly,    within
      forty-five  (45)  days  of the  end of  each  calendar
      quarter,  at a rate not to exceed  (0.25% on an annual
      basis) of the average  during the calendar  quarter of
      the aggregate  net asset value of the Shares  computed
      as of the close of each  business  day,  of  Qualified
      Holdings  owned  beneficially  or  of  record  by  the
      Insurance  Company  Recipient  or  by  its  Customers,
      provided,  however,  that the Distributor  may, in its
      sole  discretion,  reduce that payment level from time
      to time.  However,  no such payments  shall be made to
      any Insurance  Company  Recipient for any such quarter
      in  which  its  Qualified  Holdings  do not  equal  or
      exceed,  at  the  end of  such  quarter,  the  minimum
      amount ("Minimum Qualified  Holdings"),  if any, to be
      set  from   time  to  time  by  a   majority   of  the
      Independent  Trustees.  A majority of the  Independent
      Trustees  may  at  any  time  or  from  time  to  time
      increase or decrease  and  thereafter  adjust the rate
      of  fees  to be  paid  to  the  Distributor  or to any
      Insurance  Company  Recipient,  but not to exceed  the
      rate set forth above,  and/or increase or decrease the
      number  of  shares   constituting   Minimum  Qualified
      Holdings.  The Distributor  shall notify all Insurance
      Company  Recipients of the Minimum Qualified  Holdings
      and  the  rate of  payments  hereunder  applicable  to
      Insurance Company  Recipients,  and shall provide each
      Insurance   Company   Recipient  with  written  notice
      within  thirty  (30) days  after  any  change in these
      provisions.  Inclusion of such  provisions or a change
      in such  provisions  in a revised  current  prospectus
      shall constitute sufficient notice.

      (c)   Under  the  Plan,   payments   may  be  made  to
      Insurance     Company      Recipients:      (i)     by
      OppenheimerFunds,  Inc. ("OFI") from its own resources
      (which may include  profits  derived from the advisory
      fee  it  receives  from  the  Fund),  or  (ii)  by the
      Distributor  (a  subsidiary  of  OFI),  from  its  own
      resources.

4.    Selection  and  Nomination  of  Trustees.  While  this
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Plan  is  in  effect,   the  selection  or   replacement  of
Independent  Trustees and the nomination of those persons to be  Trustees of the Trust who are not  "interested  persons"
of  the  Fund  or  the  Trust  shall  be  committed  to  the discretion  of  the  Independent  Trustees.  Nothing  herein shall prevent the  Independent  Trustees from soliciting the views or the  involvement  of  others in such  selection  or nomination if the final  decision on any such  selection and nomination  is  approved  by a  majority  of  the  incumbent
Independent Trustees.

5.    Reports.  While this Plan is in effect,  the Treasurer
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of the Trust  shall  provide  at least  quarterly  a written report to the Trust's  Board for its review,  detailing  the amount  of all  payments  made  under  this  Plan,  and  the purposes  for which the  payments  were  made.  The  reports shall be provided  quarterly,  and shall  state  whether all provisions  of  Section 3 of this  Plan  have been  complied with.

6.    Related  Agreements.  Any  agreement  related  to this
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Plan shall be in writing and shall  provide  that:  (i) such agreement may be terminated at any time,  without payment of any  penalty,  by  vote  of a  majority  of the  Independent
Trustees  or by a vote of the  holders of a  "majority"  (as defined  in the 1940 Act) of the Fund's  outstanding  voting
Service  Shares,  on not more than sixty days written notice to any other  party to the  agreement;  (ii) such  agreement
shall   automatically   terminate   in  the   event  of  its
"assignment"  (as  defined in the 1940 Act);  (iii) it shall go into effect when  approved by a vote of the Board and its
Independent  Trustees cast in person at a meeting called for the purpose of voting on such agreement;  and (iv) it shall, unless  terminated  as herein  provided,  continue in effect from  year to year  only  so  long  as such  continuance  is specifically  approved  at least  annually  by the Board and its Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.    Effectiveness,    Continuation,   Termination   and
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Amendment.  This  Plan  has been  approved  by a vote of the
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Independent  Trustees cast in person at a meeting  called on
October  22,  2002 for the  purpose  of voting on this Plan, and  shall  take  effect  on the  later of (i) the date that
Shares are first  issued to  OppenheimerFunds,  Inc.  or any other person,  or (ii) December 1, 2002.  Unless  terminated as hereinafter  provided,  it shall continue in effect until
October 31, 2003 and from year to year  thereafter or as the
Board  may  otherwise   determine   only  so  long  as  such
continuance  is  specifically  approved at least annually by the Board  and its  Independent  Trustees  by a vote cast in person  at a meeting  called  for the  purpose  of voting on such  continuance.  This Plan may be  terminated at any time by vote of a majority of the Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the 1940
Act) of the Fund's  outstanding  voting Service  shares.  In
the   event  of  such   termination,   the   Board  and  its
Independent    Trustees   shall   determine    whether   the
Distributor  shall be entitled  to payment  from the Fund of all or a portion  of the  Service  Fee in  respect of Shares sold prior to the effective date of such  termination.  This
Plan may not be amended to  increase  materially  the amount of  payments  to be made  without  approval  of the  Service
Shareholders,   in  the  manner  described  above,  and  all
material  amendments must be approved by a vote of the Board and of the Independent Trustees.

8.    Disclaimer of Shareholder and Trustee  Liability.  The
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Distributor  understands  that the  obligations of the Trust under  this  Plan  are  not  binding  upon  any  Trustee  or shareholder  of the Trust or the Fund  personally,  but bind only the  Fund  and the  Fund's  property.  The  Distributor represents  that  it has  notice  of the  provisions  of the
Declaration  of Trust of the  Fund  disclaiming  shareholder and Trustee  liability for acts or  obligations of the Trust and the Fund.

                        OPPENHEIMER VARIABLE ACCOUNT FUNDS
                        on  behalf of OPPENHEIMER VALUE FUND/VA

By:   _________________________
Denis  R. Molleur
Vice President

                        OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:___________________________
Kathleen Ives
Vice President